UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2016

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46- 2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2016, Jason Industries, Inc. (the “Company”) announced that Brian K. Kobylinski, currently the Company’s President & Chief Operating Officer, will become the Company’s Chief Executive Officer effective December 1, 2016. Information about Mr. Kobylinski and his employment agreement can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2016 and his employment agreement was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2016, which was filed with the Securities and Exchange Commission on May 10, 2016.
Jeffry N. Quinn, currently the Company’s Chief Executive Officer, will relinquish that position effective December 1, 2016 but will continue to serve as the Chairman of the Board of the Company, a position he has held since the inception of the Company in May 2013. In connection therewith, Mr. Quinn’s Interim Services Agreement dated as of November 8, 2015, as amended as of January 20, 2016, will conclude as of December 1, 2016. At that time, Mr. Quinn will return to receiving the non-executive Chairman fees under the Company’s existing non-employee director compensation arrangements.
A copy of the press release announcing the foregoing is attached hereto as Exhibit 99 and is incorporated herein by reference in its entirety.
Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being filed herewith:

Exhibit No.     Description

99	Press Release, dated November 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:    /s/ Thomas L. Doerr, Jr.
Name:    Thomas L. Doerr, Jr.

Title:	Vice President, General Counsel and Secretary

Date: November 18, 2016

EXHIBIT INDEX

Exhibit No.     Description

99	Press Release, dated November 18, 2016.